EXHIBIT 99.1

PRESS RELEASE

Contact: John McMahon
Ezenia! Inc.
Investor Relations
investorrelations@ezenia.com

Roger N. Tuttle Named Ezenia Chief Financial Officer

NASHUA, N.H. (April 11, 2006) – Ezenia! Inc., a leading market provider of secure real-time collaboration solutions for government networks and eGovernment, announced today that Roger Tuttle has joined the company as Chief Financial Officer, effective immediately.

Mr. Tuttle brings more than 30 years of broad experience in finance, investor relations, treasury, administration, management information systems (MIS), general and global management skills to the company. Besides being, most recently, an entrepreneurial small-business owner and financial consultant, he has been involved in filings of initial public offerings (IPOs) and more than ten mergers and acquisitions. During the course of his career, Mr. Tuttle developed infrastructure to support a 40% annualized revenue growth, established and consolidated foreign sales and service organizations, evaluated and audited offshore facilities, and restructured organizations to achieve profitability. His diverse experience spans small companies such as Zydacron, Inc., RAScom, Inc., Voicetek Corporation, Proconics International and Aerodyne Products Corp., as well as large companies including Gould, Inc., Bell& Howell, and Raytheon.

“Roger’s wealth of financial experience and general management skills not only complement the existing management team but also provide me an additional source of advice and guidance in developing our business, strengthening the company, executing its strategic focus, and interfacing with potential investors,” remarked Khoa Nguyen, Ezenia Chairman and Chief Executive Officer. “As the company develops partnerships and strategic alliances, Roger will be responsible for ensuring that the business development activities are done in a controlled environment, allowing the company to maintain its growth in earnings and valuation. Most importantly, as the company strives to achieve relisting in its long-term planning, Roger’s experience in working closely with investment bankers, venture capitalists and analysts would serve the company well.”

“I am excited by the opportunity to help drive Ezenia’s next phase of growth and bring additional discipline and rigorous execution in all aspects of the business, from within as well as with partners, auditors, and the financial community,” commented Mr. Tuttle. “Ezenia has a loyal customer base, unique and differentiating technology, solidly profitable business model, exceptional prospects and a compelling opportunity to realize business success in an emerging market. I look forward to working with members of the management team and the Board of Directors.”

Further information about Ezenia! Inc., is available by visiting the company website at www.ezenia.com.

About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate networks and the Internet. By integrating voice, video and data collaboration, the company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance. Ezenia! products allow dispersed groups to work together in real-time using powerful capabilities such as instant messaging, white boarding, screen sharing and text chat. The ability to discuss projects, share information and modify documents allows users to significantly improve team communication and accelerate the decision-making process. More information about Ezenia! Inc. and its product offerings can be found at the company’s Web site, www.Ezenia.com.

Note to Investors

Statements included herein that are not historical facts include forward-looking statements. Such forward-looking statements involve risks and uncertainties that could cause actual operating results to differ from those indicated by such forward-looking statements. These risks and uncertainties include the considerations that are discussed in the Management’s Discussion and Analysis section of the company’s 2005 Annual Report on Form 10-K for the year ended December 31, 2005, such as the evolution of Ezenia!’s market, its dependence on major customers, rapid technological change and competition within the collaborative software market, its reliance on third party technology, protection of its propriety technology, its history of liquidity concerns and operating losses, and other considerations that are discussed further in this report. Copies of the company’s 2005 Annual Report on Form 10-K for the year ended December 31, 2005, or other publicly available financial information, may be received at no charge by contacting Investor Relations at Ezenia!.

# # #

Ezenia! is a registered trademark of Ezenia! Inc., and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.